UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

iBio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

9 Innovation Way, Suite 100
Newark, Delaware 19711
(Address of principal executive offices, including zip Code)

(302) 355-0650
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 31, 2013, iBio, Inc. (“iBio” or “we”) entered into an At-the-Market Equity Offering Sales Agreement (“Sales Agreement”) with Further Lane Securities, L.P. (“Further Lane”) pursuant to which we may sell, at our option, up to an aggregate of $10 million in shares of our common stock through Further Lane, as sales agent. Sales of the common stock made pursuant to the Sales Agreement, if any, will be made on the NYSE MKT exchange under our previously filed and currently effective Registration Statement on Form S-3 (File No. 333-175420) by means of ordinary brokers’ transactions at market prices. Additionally, under the terms of the Sales Agreement, we may also sell shares of our common stock through Further Lane, on the NYSE MKT exchange or otherwise, at negotiated prices or at prices related to the prevailing market price. Under the terms of the Sales Agreement, we may also sell shares to Further Lane as principal for Further Lane’s own account at a price agreed upon at the time of sale pursuant to a separate terms agreement to be entered into with Further Lane at such time. Further Lane will use its commercially reasonable efforts to sell our common stock from time to time, based upon our instructions (including any price, time or size limits or other customary parameters or conditions we may impose). We cannot provide any assurances that we will issue any shares pursuant to the Sales Agreement. We will pay Further Lane a commission equal to 3% of the gross proceeds from the sale of shares of our common stock under the Sales Agreement, if any. We have also agreed to reimburse Further Lane for certain expenses incurred in connection with entering into the Sales Agreement and have provided Further Lane with customary indemnification rights. The offering of common stock pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all of the common stock subject to the Sales Agreement or (b) the termination of the Sales Agreement by us or Further Lane. Either party may terminate the agreement in its sole discretion upon written notice to the other party, as specified in the Sales Agreement.

The Sales Agreement, which is filed as Exhibit 10.1 to this report on Form 8-K, is incorporated herein by reference. The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

We intend to file a prospectus supplement relating to the ATM program with the Securities and Exchange Commission. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Andrew Abramowitz, PLLC

10.1	At-the-Market Equity Offering Sales Agreement between iBio, Inc. and Further Lane Securities, L.P. dated January 31, 2013

99.1	Press Release of iBio, Inc., issued February 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO, INC.

Date:	February 1, 2013	By:	/s/ Douglas Beck

Douglas Beck, CPA
Chief Financial Officer